Exhibit 99.1

McKESSON REPORTS FISCAL 2014 FOURTH-QUARTER

AND FULL-YEAR RESULTS

•	Revenues of $38.1 billion for the fourth quarter and $137.6 billion for the full year.

•	Fourth-quarter GAAP earnings per diluted share from continuing operations of $1.56 and full-year GAAP earnings per diluted share from continuing operations of $5.83.

•	Fourth-quarter Adjusted Earnings per diluted share of $2.55 and full-year Adjusted Earnings per diluted share of $8.35.

•	Fiscal 2014 cash flow from operations of $3.1 billion.

•	Fiscal 2015 Outlook: Adjusted Earnings per diluted share of $10.40 to $10.80.

SAN FRANCISCO, May 12, 2014 – McKesson Corporation (NYSE:MCK) today reported that revenues for the fourth quarter ended March 31, 2014 were $38.1 billion, up 25% compared to $30.5 billion a year ago. On the basis of U.S. generally accepted accounting principles (“GAAP”), fourth-quarter earnings per diluted share from continuing operations was $1.56 compared to $1.11 a year ago.

For the fiscal year, McKesson had revenues of $137.6 billion compared to $122.1 billion a year ago. Full-year GAAP earnings per diluted share from continuing operations was $5.83 compared to $5.62 a year ago.

Fourth-quarter Adjusted Earnings per diluted share was $2.55, up 72% compared to $1.48 a year ago. Full-year Adjusted Earnings per diluted share was $8.35, up 31% compared to $6.38 for the prior year. The results of Celesio did not have a material impact on fourth-quarter or full-year adjusted earnings per share. McKesson’s share of Celesio’s net income for the two months ended March 31, 2014 was offset by a charge to cost of sales associated with the reversal of a step-up to fair value of Celesio’s inventory at the date of acquisition.

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“I am pleased with our fourth-quarter results led by solid execution across the Distribution Solutions and Technology Solutions segments,” said John H. Hammergren, chairman and chief executive officer. “For the full year, we had strong growth in adjusted earnings, up 31% from the prior year, and a record year for operating cash flow generated by the business. These results were driven primarily by outstanding performance in the Distribution Solutions segment and disciplined working capital management across the company. Additionally, during the fourth-quarter, we secured the acquisition of Celesio which marks an important step for McKesson as we expand to serve our customers and manufacturing partners with global scale.”

For the year, McKesson generated cash from operations of $3.1 billion, and ended the year with cash and cash equivalents of $4.2 billion. During the year, McKesson spent $4.6 billion on acquisitions, paid $214 million in dividends, and had internal capital spending of $415 million.

“The strength of our balance sheet and our ability to deliver excellent cash flow results reflect the health of our businesses, and during the fourth quarter we successfully funded the Celesio acquisition while maintaining our investment-grade rating,” Hammergren commented. “We have a strong track record of creating long-term value for shareholders through our portfolio approach to capital deployment and plan to continue that approach through a mix of acquisitions, share repurchases, dividends and internal investments.”

Segment Results

Distribution Solutions revenues were up 26% for the fourth quarter and up 13% for the full year compared to the prior year. North America pharmaceutical distribution and services revenues, which include results from U.S. Pharmaceutical, McKesson Canada and McKesson Specialty Health, were up 9% for the fourth quarter, primarily reflecting market growth and growth from existing customers. For the full year, North America pharmaceutical distribution and services revenues were up 7% compared to the prior year.

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International pharmaceutical distribution and services revenues, which represent the results of Celesio for the two months ended March 31, 2014, were $4.8 billion for the fourth quarter and full year.

Medical-Surgical distribution and services revenues were up 28% for the fourth quarter and 57% for the full year driven by the acquisition of PSS World Medical (“PSS”) and market growth.

In the fourth quarter, Distribution Solutions GAAP operating profit was $605 million and GAAP operating margin was 1.62%. Fourth-quarter adjusted operating profit was $905 million and the adjusted operating margin was 2.42%. For the full year, GAAP operating profit was $2.5 billion and GAAP operating margin was 1.83%. For the full year, adjusted operating profit was $3.2 billion, up 30% from the prior year, and the adjusted operating margin was 2.39%, up 31 basis points year-over-year.

“Distribution Solutions had another outstanding year with strong performance across the segment. We continue to deliver tremendous value for our customers through the combination of our industry-leading service, our depth of experience in the healthcare supply chain and our global sourcing expertise,” said Hammergren. “Distribution Solutions also has a strong track record of delivering value through acquisitions. During the fourth quarter, we passed the one-year anniversary of the PSS acquisition and we continue to perform well against our original expectations. We are also excited about the opportunities we see for McKesson’s future as a global healthcare leader through our acquisition of Celesio.”

Technology Solutions products and services revenues were down 1% for the fourth quarter and up 5% for the full year. GAAP operating profit was $118 million for the fourth quarter and GAAP operating margin was 14.59%. Adjusted operating profit was $131 million for the fourth quarter and adjusted operating margin was 16.19%. For the full year, GAAP operating profit was $387 million and GAAP operating margin was 12.16%. For the full year, adjusted operating profit was $467 million, up 25% from the prior year, and the adjusted operating margin was 14.67%.

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“Fourth-quarter Technology Solutions revenues were impacted by an anticipated year-over-year decline in our Horizon hospital software business. This revenue decline was partially offset by the solid growth we experienced in our connectivity and payer-focused businesses. Our Technology businesses remain focused on innovating for important customer priorities including solutions for value-based reimbursement, business intelligence and analytics, and healthcare data interoperability,” Hammergren said.

Fiscal Year 2014 Reconciliation of GAAP Results to Adjusted Earnings

Adjusted Earnings per diluted share of $8.35 for the fiscal year ended March 31, 2014 excludes the following GAAP items:

•	Amortization of acquisition-related intangible assets of 85 cents per diluted share.

•	Acquisition expenses and related adjustments of 63 cents per diluted share.

•	Litigation reserve adjustments of 23 cents per diluted share.

•	LIFO inventory-related adjustments of 81 cents per diluted share.

Fiscal Year 2015 Outlook

“Our Fiscal 2015 guidance reflects solid growth across our broad portfolio of businesses and McKesson’s share of the results of Celesio. McKesson expects Adjusted Earnings per diluted share between $10.40 and $10.80 for the fiscal year ending March 31, 2015,” Hammergren concluded.

Key Assumptions for Fiscal Year 2015 Outlook

The Fiscal 2015 outlook is based on the following key assumptions and is also subject to the Risk Factors outlined below:

•	Distribution Solutions revenue growth will increase significantly driven by the acquisition of Celesio.

•	North America pharmaceutical distribution and services and Medical-Surgical distribution and services will deliver mid-single digit revenue growth in Fiscal 2015 compared to Fiscal 2014.

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•	Branded drug price trends in Fiscal 2015 are expected to be similar to those we experienced in Fiscal 2014.

•	We expect the contribution to profit from the launch of new oral generic pharmaceuticals will increase year-over-year.

•	Price trends on generic drugs outside an exclusivity period are expected to be in the high single digits in Fiscal 2015, a decline from the price trends experienced in Fiscal 2014.

•	Technology Solutions revenue will decline modestly year-over-year driven by the elimination of a low-margin product line and an expected revenue decline in our Horizon hospital software business.

•	The guidance range assumes a full-year adjusted tax rate of approximately 31.5%, which may vary from quarter to quarter.

•	Property acquisitions and capitalized software expenditures should be between $575 million and $625 million.

•	We assume that our ownership position in Celesio will be approximately 76% for Fiscal 2015.

•	The guidance range assumes an exchange rate of $1.36 per Euro.

•	Weighted average diluted shares used in the calculation of earnings are expected to be approximately 236 million for the year.

•	Cash flow from operations is expected to be approximately $3 billion.

•	Based on acquisitions closed as of March 31, 2014:

¡	We expect amortization of acquisition-related intangible assets of approximately $1.31 per diluted share.

¡	We expect acquisition expenses and related adjustments of 54 cents per diluted share.

¡	We expect LIFO inventory-related charges of 86 cents per diluted share.

•	The Fiscal 2015 guidance range does not include any potential litigation reserve adjustments, or the impact of any potential new acquisitions, divestitures, impairments or material restructurings.

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Adjusted Earnings

McKesson separately reports financial results on the basis of Adjusted Earnings. Adjusted Earnings is a non-GAAP financial measure defined as GAAP income from continuing operations, excluding amortization of acquisition-related intangible assets, acquisition expenses and related adjustments, certain litigation reserve adjustments, and Last-In-First-Out (“LIFO”) inventory-related adjustments. A reconciliation of McKesson’s financial results determined in accordance with GAAP to Adjusted Earnings is provided in Schedules 2, 3 and 4 of the financial statement tables included with this release.

Risk Factors

Except for historical information contained in this press release, matters discussed may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. These statements may be identified by their use of forward-looking terminology such as “believes”, “expects”, “anticipates”, “may”, “will”, “should”, “seeks”, “approximately”, “intends”, “plans”, “estimates” or the negative of these words or other comparable terminology. The discussion of financial trends, strategy, plans or intentions may also include forward-looking statements. It is not possible to predict or identify all such risks and uncertainties; however, the most significant of these risks and uncertainties are described in the company’s Form 10-K, Form 10-Q and Form 8-K reports filed with the Securities and Exchange Commission and include, but are not limited to: changes in the U.S. healthcare industry and regulatory environment; changes in the Canadian healthcare industry and regulatory environment; changes in the European regulatory environment with respect to privacy and data protection regulations; managing foreign expansion, including the related operating, economic, political and regulatory risks; the company’s ability to successfully identify, consummate, finance and integrate acquisitions; material adverse resolution of pending legal

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proceedings; exposure to European economic conditions, including recent austerity measures taken by certain European governments; competition; substantial defaults in payment or a material reduction in purchases by, or the loss of, a large customer or group purchasing organization; the loss of government contracts as a result of compliance or funding challenges; public health issues in the U.S. or abroad; malfunction, failure or breach of sophisticated internal information systems to perform as designed; the adequacy of insurance to cover property loss or liability claims; the company’s failure to attract and retain customers for its software products and solutions due to integration and implementation challenges, or due to an inability to keep pace with technological advances; the company’s proprietary products and services may not be adequately protected, and its products and solutions may be found to infringe on the rights of others; system errors or failure of our technology products and solutions to conform to specifications; disaster or other event causing interruption of customer access to data residing in our service centers; the delay or extension of our sales or implementation cycles for external software products; changes in circumstances that could impair our goodwill or intangible assets; new or revised tax legislation or challenges to our tax positions; general economic conditions, including changes in the financial markets that may affect the availability and cost of credit to the company, its customers or suppliers; changes in accounting principles generally accepted in the United States of America; and withdrawal from participation in multiemployer pension plans or if such plans are reported to have underfunded liabilities. The reader should not place undue reliance on forward-looking statements, which speak only as of the date they are first made. Except to the extent required by law, the company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements to reflect events or circumstances after the date hereof, or to reflect the occurrence of unanticipated events.

The company has scheduled a conference call for 5:00 PM ET. The dial-in number for individuals wishing to participate on the call is 719-234-7317. Erin Lampert, senior vice president, Investor Relations, is the leader of the call, and

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the password to join the call is ‘McKesson’. A replay of this conference call will be available for five calendar days. The dial-in number for individuals wishing to listen to the replay is 888-203-1112 and the pass code is 3302075. A webcast of the conference call will also be available live and archived on the company’s Investor Relations website at http://investor.mckesson.com.

Shareholders are encouraged to review SEC filings and more information about McKesson, which are located on the company’s website.

About McKesson

McKesson Corporation, currently ranked 14th on the FORTUNE 500, is a healthcare services and information technology company dedicated to making the business of healthcare run better. We partner with payers, hospitals, physician offices, pharmacies, pharmaceutical companies and others across the spectrum of care to build healthier organizations that deliver better care to patients in every setting. McKesson helps its customers improve their financial, operational, and clinical performance with solutions that include pharmaceutical and medical-surgical supply management, healthcare information technology, and business and clinical services. For more information, visit http://www.mckesson.com.

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Contact:

Erin Lampert, 415-983-8391 (Investors and Financial Media)

Erin.Lampert@McKesson.com

Kris Fortner, 415-983-8352 (General and Business Media)

Kris.Fortner@McKesson.com

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Exhibit 99.1

Schedule 1

McKESSON CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - GAAP

(unaudited)

(in millions, except per share amounts)

	Quarter Ended March 31,			Year Ended March 31,
	2014	2013	Change	2014	2013	Change
Revenues	$38,141	$30,516	25%	$137,609	$122,069	13%
Cost of sales (1)	(35,601)	(28,557)	25	(129,300)	(115,221)	12

Gross profit	2,540	1,959	30	8,309	6,848	21

Operating expenses	(1,984)	(1,302)	52	(5,874)	(4,532)	30
Litigation charges (2)	—	(12)	—	(68)	(72)	(6)
Gain on business combination (3)	—	—	—	—	81	—

Total operating expenses	(1,984)	(1,314)	51	(5,942)	(4,523)	31

Operating income	556	645	(14)	2,367	2,325	2
Other income, net	25	6	317	32	34	(6)
Impairment of an equity investment (4)	—	(191)	—	—	(191)	—
Interest expense	(116)	(70)	66	(303)	(240)	26

Income from continuing operations before income taxes	465	390	19	2,096	1,928	9
Income tax expense (5)	(103)	(127)	(19)	(742)	(581)	28

Income from continuing operations	362	263	38	1,354	1,347	1
Income (loss) from discontinued operations, net of tax (6)	4	(4)	—	(96)	(9)	—

Net income	366	259	41	1,258	1,338	(6)
Net loss attributable to noncontrolling interests (7)	5	—	—	5	—	—

Net income attributable to McKesson Corporation	$371	$259	43	$1,263	$1,338	(6)

Earnings (loss) per common share attributable to McKesson Corporation (8)
Diluted
Continuing operations	$1.56	$1.11	41%	$5.83	$5.62	4%
Discontinued operations	0.02	(0.01)	—	(0.42)	(0.03)	—

Total	$1.58	$1.10	44	$5.41	$5.59	(3)

Basic
Continuing operations	$1.59	$1.13	41%	$5.93	$5.74	3%
Discontinued operations	0.02	(0.01)	—	(0.42)	(0.03)	—

Total	$1.61	$1.12	44	$5.51	$5.71	(4)

Weighted average common shares
Diluted	235	237	(1)%	233	239	(3)%
Basic	230	231	—	229	235	(3)

(1)	Cost of sales for the fourth quarter and fiscal year 2014 includes charges of $125 million and $311 million and, for the fourth quarter and fiscal year 2013 includes charges of $8 million and $13 million, which were recorded in our Distribution Solutions segment related to our last-in-first-out (“LIFO”) method of accounting for inventories. Cost of sales for the 2014 fourth quarter also includes a $50 million charge associated with the reversal of a step-up to fair value of Celesio AG’s (“Celesio”) inventory at the date of acquisition.
(2)	Represent charges for the Average Wholesale Price (“AWP”) litigation.
(3)	Fiscal year 2013 operating expenses include an $81 million pre-tax ($51 million after-tax) gain on business combination related to the acquisition of the remaining 50% ownership interest in our corporate headquarters building.
(4)	Represents $191 million pre tax ($139 million after tax) impairment charge related to equity investment in Nadro S.A. de C.V. (“Nadro”), a pharmaceutical distributor in Mexico.
(5)	Income tax expense for fiscal year 2014 includes a charge of $122 million relating to our litigation with the Canadian Revenue Agency.
(6)	Represents our International Technology and Hospital Automation businesses in our Technology Solutions segment and certain small businesses in our Distribution Solutions segment. The amounts are fully attributable to McKesson Corporation. For fiscal year 2014, loss from discontinued operations, net, includes an $80 million pre-tax and after-tax impairment charge related to our International Technology business.
(7)	Primarily represents the noncontrolling shareholders’ portion of net loss from Celesio, our majority owned subsidiary, acquired in the fourth quarter of fiscal year 2014.
(8)	Certain computations may reflect rounding adjustments.

Schedule 2A

McKESSON CORPORATION

RECONCILIATION OF GAAP OPERATING RESULTS TO ADJUSTED EARNINGS (NON-GAAP)

(unaudited)

(in millions, except per share amounts)

	Quarter Ended March 31, 2014						Change Vs. Prior Quarter
	As Reported (GAAP)	Amortization of Acquisition- Related Intangibles	Acquisition Expenses and Related Adjustments	Litigation Reserve Adjustments	LIFO-Related Adjustments	Adjusted Earnings(Non- GAAP)	As Reported (GAAP)	Adjusted Earnings (Non-GAAP)
Revenues	$38,141	$—	$—	$—	$—	$38,141	25%	25%

Gross profit (1)	$2,540	$(4)	$—	$—	$125	$2,661	30	35
Operating expenses	(1,984)	112	89	—	—	(1,783)	51	50
Other income, net	25	—	1	—	—	26	317	333
Interest expense	(116)	—	36	—	—	(80)	66	33

Income from continuing operations before income taxes	465	108	126	—	125	824	19	53
Income tax expense	(103)	(35)	(36)	—	(48)	(222)	(19)	18

Income from continuing operations after tax	362	73	90	—	77	602	38	72
Loss (Income) from continuing operations, net of tax, attributable to noncontrolling interests (2)	5	(7)	(2)	—	—	(4)	—	—

Income from continuing operations, net of tax, attributable to McKesson Corporation	$367	$66	$88	$—	$77	$598	40	70

Diluted earnings per common share from continuing operations, net of tax, attributable to McKesson Corporation (3)	$1.56	$0.28	$0.38	$—	$0.33	$2.55	41%	72%

Diluted weighted average common shares	235	235	235	—	235	235	(1)%	(1)%

	Quarter Ended March 31, 2013
	As Reported (GAAP)	Amortization of Acquisition- Related Intangibles	Acquisition Expenses and Related Adjustments	Litigation Reserve Adjustments	LIFO-Related Adjustments	Adjusted Earnings (Non-GAAP)
Revenues	$30,516	$—	$—	$—	$—	$30,516
Gross profit	$1,959	$4	$—	$—	$8	$1,971
Operating expenses	(1,314)	58	57	12	—	(1,187)
Other income, net	6	—	—	—	—	6
Impairment of an equity investment (4)	(191)	—	—	—	—	(191)
Interest expense	(70)	—	10	—	—	(60)

Income from continuing operations before income taxes	390	62	67	12	8	539
Income tax expense	(127)	(21)	(33)	(4)	(3)	(188)

Income from continuing operations after tax	263	41	34	8	5	351
Income from continuing operations, net of tax, attributable to noncontrolling interests	—	—	—	—	—	—

Income from continuing operations, net of tax, attributable to McKesson Corporation	$263	$41	$34	$8	$5	$351

Diluted earnings per common share from continuing operations, net of tax, attributable to McKesson Corporation (3)	$1.11	$0.17	$0.14	$0.04	$0.02	$1.48

Diluted weighted average common shares	237	237	237	237	237	237

(1)	For the fourth quarter of fiscal year 2014 gross profit includes a $50 million charge associated with the reversal of a step-up to fair value of Celesio’s inventory at the date of acquisition.
(2)	Primarily represents the noncontrolling shareholders’ portion of loss from continuing operations from Celesio, our majority owned subsidiary, acquired in the fourth quarter of fiscal year 2014.
(3)	Certain computations may reflect rounding adjustments.
(4)	Represents $191 million pre tax ($139 million after tax) impairment charge related to equity investment in Nadro, a pharmaceutical distributor in Mexico.

Refer to the definitions related to Adjusted Earnings (Non-GAAP) financial information.

Schedule 2B

McKESSON CORPORATION

RECONCILIATION OF GAAP OPERATING RESULTS TO ADJUSTED EARNINGS (NON-GAAP)

(unaudited)

(in millions, except per share amounts)

	Year Ended March 31, 2014						Change Vs. Prior Period
	As Reported (GAAP)	Amortization of Acquisition- Related Intangibles	Acquisition Expenses and Related Adjustments	Litigation Reserve Adjustments	LIFO-Related Adjustments	Adjusted Earnings (Non-GAAP)	As Reported (GAAP)	Adjusted Earnings (Non-GAAP)
Revenues	$137,609	$—	$—	$—	$—	$137,609	13%	13%

Gross profit (1)	$8,309	$11	$3	$—	$311	$8,634	21	26
Operating expenses	(5,942)	308	155	68	—	(5,411)	31	27
Other income, net	32	—	14	—	—	46	(6)	35
Interest expense	(303)	—	46	—	—	(257)	26	12

Income from continuing operations before income taxes	2,096	319	218	68	311	3,012	9	35
Income tax expense (2)	(742)	(114)	(69)	(15)	(121)	(1,061)	28	53

Income from continuing operations after tax	1,354	205	149	53	190	1,951	1	28
Loss (Income) from continuing operations, net of tax, attributable to noncontrolling interests (3)	5	(7)	(2)	—	—	(4)	—	—

Income from continuing operations, net of tax, attributable to McKesson Corporation	$1,359	$198	$147	$53	$190	$1,947	1	27

Diluted earnings per common share from continuing operations, net of tax, attributable to McKesson Corporation (4)	$5.83	$0.85	$0.63	$0.23	$0.81	$8.35	4%	31%

Diluted weighted average common shares	233	233	233	233	233	233	(3)%	(3)%

	Year Ended March 31, 2013
	As Reported (GAAP)	Amortization of Acquisition- Related Intangibles	Acquisition Expenses and Related Adjustments	Litigation Reserve Adjustments	LIFO-Related Adjustments	Adjusted Earnings (Non-GAAP)
Revenues	$122,069	$—	$—	$—	$—	$122,069
Gross profit	$6,848	$13	$—	$—	$13	$6,874
Operating expenses (5)	(4,523)	196	(10)	72	—	(4,265)
Other income, net	34	—	—	—	—	34
Impairment of an equity investment (6)	(191)	—	—	—	—	(191)
Interest expense	(240)	—	11	—	—	(229)

Income from continuing operations before income taxes	1,928	209	1	72	13	2,223
Income tax expense	(581)	(76)	(6)	(27)	(5)	(695)

Income from continuing operations after tax	1,347	133	(5)	45	8	1,528
Income from continuing operations, net of tax, attributable to noncontrolling interests	—	—	—	—	—	—

Income from continuing operations, net of tax, attributable to McKesson Corporation	$1,347	$133	$(5)	$45	$8	$1,528

Diluted earnings per common share from continuing operations, net of tax, attributable to McKesson Corporation (4)	$5.62	$0.56	$(0.02)	$0.19	$0.03	$6.38

Diluted weighted average common shares	239	239	239	239	239	239

(1)	Fiscal year 2014 gross profit includes a $50 million charge associated with the reversal of a step-up to fair value of Celesio’s inventory at the date of acquisition.
(2)	Income tax expense includes a charge of $122 million for fiscal year 2014 relating to our litigation with the Canadian Revenue Agency.
(3)	Primarily represents the noncontrolling shareholders’ portion of loss from continuing operations from Celesio, our majority owned subsidiary, acquired in the fourth quarter of fiscal year 2014.
(4)	Certain computations may reflect rounding adjustments.
(5)	For fiscal year 2013 operating expenses, as reported under GAAP, include an $81 million pre-tax ($51 million after-tax) gain on business combination related to the acquisition of the remaining 50% ownership interest in our corporate headquarters building.
(6)	Represents $191 million pre tax ($139 million after tax) impairment charge related to equity investment in Nadro, a pharmaceutical distributor in Mexico.

Refer to the definitions related to Adjusted Earnings (Non-GAAP) financial information.

Schedule 3A

McKESSON CORPORATION

RECONCILIATION OF GAAP SEGMENT FINANCIAL RESULTS TO ADJUSTED EARNINGS (NON-GAAP)

(unaudited)

(in millions)

	Quarter Ended March 31, 2014			Quarter Ended March 31, 2013			Change
	As Reported (GAAP)	Adjustments	Adjusted Earnings (Non-GAAP)	As Reported (GAAP)	Adjustments	Adjusted Earnings (Non-GAAP)	As Reported (GAAP)		Adjusted Earnings (Non-GAAP)
REVENUES
Distribution Solutions
North America pharmaceutical distribution & services	$31,122	$—	$31,122	$28,638	$—	$28,638	9%		9%
International pharmaceutical distribution & services	4,848	—	4,848	—	—	—	—		—
Medical-Surgical distribution & services	1,362	—	1,362	1,061	—	1,061	28		28

Total Distribution Solutions	37,332	—	37,332	29,699	—	29,699	26		26

Technology Solutions - Products and Services	809	—	809	817	—	817	(1)		(1)

Revenues	$38,141	$—	$38,141	$30,516	$—	$30,516	25		25

GROSS PROFIT
Distribution Solutions (1)	$2,125	$125	$2,250	$1,594	$8	$1,602	33		40
Technology Solutions	415	(4)	411	365	4	369	14		11

Gross profit	$2,540	$121	$2,661	$1,959	$12	$1,971	30		35

OPERATING EXPENSES
Distribution Solutions	$(1,536)	$175	$(1,361)	$(856)	$92	$(764)	79		78
Technology Solutions	(299)	17	(282)	(332)	17	(315)	(10)		(10)
Corporate	(149)	9	(140)	(126)	18	(108)	18		30

Operating expenses	$(1,984)	$201	$(1,783)	$(1,314)	$127	$(1,187)	51		50

OTHER INCOME, NET
Distribution Solutions	$16	$—	$16	$2	$—	$2	700		700
Technology Solutions	2	—	2	1	—	1	100		100
Corporate	7	1	8	3	—	3	133		167

Other income, net	$25	$1	$26	$6	$—	$6	317		333

IMPAIRMENT OF AN EQUITY INVESTMENT
Distribution Solutions (2)	$—	$—	$—	$(191)	$—	$(191)	—		—

Impairment of an equity investment	$—	$—	$—	$(191)	$—	$(191)	—		—

OPERATING PROFIT
Distribution Solutions (1)	$605	$300	$905	$549	$100	$649	10		39
Technology Solutions	118	13	131	34	21	55	247		138

Operating profit	723	313	1,036	583	121	704	24		47
Corporate	(142)	10	(132)	(123)	18	(105)	15		26
Interest Expense	(116)	36	(80)	(70)	10	(60)	66		33

Income from continuing operations before income taxes (3)	$465	$359	$824	$390	$149	$539	19		53

STATISTICS
Operating profit as a % of revenues
Distribution Solutions (1)	1.62%		2.42%	1.85%		2.19%	(23	) bp	23	bp
Technology Solutions	14.59		16.19	4.16		6.73	1,043		946

(1)	For the fourth quarters of fiscal years 2014 and 2013, results, as reported under GAAP, include LIFO charges of $125 million and $8 million. The results of 2014 fourth quarter also includes a $50 million charge associated with the reversal of a step-up to fair value of Celesio’s inventory at the date of acquisition.
(2)	Represents $191 million pre tax ($139 million after tax) impairment charge related to equity investment in Nadro, a pharmaceutical distributor in Mexico.
(3)	For the fourth quarter of fiscal 2014, the amount is prior to attributing net loss of Celesio to the shareholders of noncontrolling interests.

Refer to the definitions related to Adjusted Earnings (Non-GAAP) financial information.

Schedule 3B

McKESSON CORPORATION

RECONCILIATION OF GAAP SEGMENT FINANCIAL RESULTS TO ADJUSTED EARNINGS (NON-GAAP)

(unaudited)

(in millions)

	Year Ended March 31, 2014			Year Ended March 31, 2013			Change
	As Reported (GAAP)	Adjustments	Adjusted Earnings (Non-GAAP)	As Reported (GAAP)	Adjustments	Adjusted Earnings (Non-GAAP)	As Reported (GAAP)		Adjusted Earnings (Non-GAAP)
REVENUES
Distribution Solutions
North America pharmaceutical distribution & services	$123,930	$—	$123,930	$115,443	$—	$115,443	7%		7%
International pharmaceutical distribution & services	4,848	—	4,848	—	—	—	—		—
Medical-Surgical distribution & services	5,648	—	5,648	3,603	—	3,603	57		57

Total Distribution Solutions	134,426	—	134,426	119,046	—	119,046	13		13

Technology Solutions - Products and Services	3,183	—	3,183	3,023	—	3,023	5		5

Revenues	$137,609	$—	$137,609	$122,069	$—	$122,069	13		13

GROSS PROFIT
Distribution Solutions (1)	$6,767	$312	$7,079	$5,435	$15	$5,450	25		30
Technology Solutions	1,542	13	1,555	1,413	11	1,424	9		9

Gross profit	$8,309	$325	$8,634	$6,848	$26	$6,874	21		26

OPERATING EXPENSES
Distribution Solutions (2)	$(4,335)	$442	$(3,893)	$(3,068)	$265	$(2,803)	41		39
Technology Solutions	(1,156)	67	(1,089)	(1,109)	56	(1,053)	4		3
Corporate (3)	(451)	22	(429)	(346)	(63)	(409)	30		5

Operating expenses	$(5,942)	$531	$(5,411)	$(4,523)	$258	$(4,265)	31		27

OTHER INCOME, NET
Distribution Solutions	$29	$—	$29	$19	$—	$19	53		53
Technology Solutions	1	—	1	4	—	4	(75)		(75)
Corporate	2	14	16	11	—	11	(82)		45

Other income, net	$32	$14	$46	$34	$—	$34	(6)		35

IMPAIRMENT OF AN EQUITY INVESTMENT
Distribution Solutions (4)	$—	$—	$—	$(191)	$—	$(191)	—		—

Impairment of an equity investment	$—	$—	$—	$(191)	$—	$(191)	—		—

OPERATING PROFIT
Distribution Solutions (1) (2)	$2,461	$754	$3,215	$2,195	$280	$2,475	12		30
Technology Solutions	387	80	467	308	67	375	26		25

Operating profit	2,848	834	3,682	2,503	347	2,850	14		29
Corporate (3)	(449)	36	(413)	(335)	(63)	(398)	34		4
Interest Expense	(303)	46	(257)	(240)	11	(229)	26		12

Income from continuing operations before income taxes (5)	$2,096	$916	$3,012	$1,928	$295	$2,223	9		35

STATISTICS
Operating profit as a % of revenues
Distribution Solutions	1.83%		2.39%	1.84%		2.08%	(1	) bp	31	bp
Technology Solutions	12.16		14.67	10.19		12.40	197		227

(1)	For fiscal years 2014 and 2013, results, as reported under GAAP, include LIFO charges of $311 million and $13 million. The results of 2014 fourth quarter also includes a $50 million charge associated with the reversal of a step-up to fair value of Celesio’s inventory at the date of acquisition.
(2)	Results for fiscal years 2014 and 2013, as reported under GAAP, include AWP litigation charges of $68 million and $72 million. Results for fiscal year 2013 include a $40 million charge for a legal dispute in our Canadian business.
(3)	Fiscal year 2013 operating expenses, as reported under GAAP, include an $81 million pre-tax gain on business combination related to the acquisition of the remaining 50% ownership interest in our corporate headquarters building.
(4)	Represents $191 million pre tax ($139 million after tax) impairment charge related to equity investment in Nadro, a pharmaceutical distributor in Mexico.
(5)	For the fourth quarter of fiscal 2014, the amount is prior to attributing net loss of Celesio to the shareholders of noncontrolling interests.

Refer to the definitions related to Adjusted Earnings (Non-GAAP) financial information.

Schedule 4A

McKESSON CORPORATION

RECONCILIATION OF GAAP SEGMENT FINANCIAL RESULTS TO ADJUSTED EARNINGS (NON-GAAP) - BY ADJUSTMENT TYPE

(unaudited)

(in millions)

	Quarter Ended March 31, 2014				Quarter Ended March 31, 2013
	Distribution Solutions	Technology Solutions	Corporate & Interest Expense	Total	Distribution Solutions	Technology Solutions	Corporate & Interest Expense	Total
As Reported (GAAP):
Revenues	$37,332	$809	$—	$38,141	$29,699	$817	$—	$30,516

Gross profit (1)	$2,125	$415	$—	$2,540	$1,594	$365	$—	$1,959
Operating expenses	(1,536)	(299)	(149)	(1,984)	(856)	(332)	(126)	(1,314)
Other income, net	16	2	7	25	2	1	3	6
Impairment of an equity investment (2)	—	—	—	—	(191)	—	—	(191)

Income from continuing operations before interest expense and income taxes	605	118	(142)	581	549	34	(123)	460
Interest expense	—	—	(116)	(116)	—	—	(70)	(70)

Income from continuing operations before income taxes (3)	$605	$118	$(258)	$465	$549	$34	$(193)	$390

Pre-Tax Adjustments:
Gross profit	$—	$(4)	$—	$(4)	$—	$4	$—	$4
Operating expenses	94	17	1	112	43	14	1	58

Amortization of acquisition-related intangibles	94	13	1	108	43	18	1	62

Operating expenses	81	—	8	89	37	3	17	57
Other income, net	—	—	1	1	—	—	—	—
Interest expense	(1)	—	37	36	—	—	10	10

Acquisition expenses and related adjustments	80	—	46	126	37	3	27	67

Operating expenses - Litigation reserve adjustments	—	—	—	—	12	—	—	12

Gross profit - LIFO-related adjustments	125	—	—	125	8	—	—	8

Total pre-tax adjustments	$299	$13	$47	$359	$100	$21	$28	$149

Adjusted Earnings (Non-GAAP):
Revenues	$37,332	$809	$—	$38,141	$29,699	$817	$—	$30,516

Gross profit	$2,250	$411	$—	$2,661	$1,602	$369	$—	$1,971
Operating expenses	(1,361)	(282)	(140)	(1,783)	(764)	(315)	(108)	(1,187)
Other income, net	16	2	8	26	2	1	3	6
Impairment of an equity investment (2)	—	—	—	—	(191)	—	—	(191)

Income from continuing operations before interest expense and income taxes	905	131	(132)	904	649	55	(105)	599
Interest expense	(1)	—	(79)	(80)	—	—	(60)	(60)

Income from continuing operations before income taxes (3)	$904	$131	$(211)	$824	$649	$55	$(165)	$539

(1)	Fiscal year 2014 gross profit includes a $50 million charge associated with the reversal of a step-up to fair value of Celesio’s inventory at the date of acquisition.
(2)	Represents $191 million pre tax ($139 million after tax) impairment charge related to equity investment in Nadro, a pharmaceutical distributor in Mexico.
(3)	For the fourth quarter of fiscal 2014, the amount is prior to attributing net loss of Celesio to the shareholders of noncontrolling interests.

Refer to the definitions related to Adjusted Earnings (Non-GAAP) financial information.

Schedule 4B

McKESSON CORPORATION

RECONCILIATION OF GAAP SEGMENT FINANCIAL RESULTS TO ADJUSTED EARNINGS (NON-GAAP) - BY ADJUSTMENT TYPE

(unaudited)

(in millions)

	Year Ended March 31, 2014				Year Ended March 31, 2013
	Distribution Solutions	Technology Solutions	Corporate & Interest Expense	Total	Distribution Solutions	Technology Solutions	Corporate & Interest Expense	Total
As Reported (GAAP):
Revenues	$134,426	$3,183	$—	$137,609	$119,046	$3,023	$—	$122,069

Gross profit (1)	$6,767	$1,542	$—	$8,309	$5,435	$1,413	$—	$6,848
Operating expenses (2)	(4,335)	(1,156)	(451)	(5,942)	(3,068)	(1,109)	(346)	(4,523)
Other income, net	29	1	2	32	19	4	11	34
Impairment of an equity investment (3)	—	—	—	—	(191)	—	—	(191)

Income from continuing operations before interest expense and income taxes	2,461	387	(449)	2,399	2,195	308	(335)	2,168
Interest expense	(1)	—	(302)	(303)	—	—	(240)	(240)

Income from continuing operations before income taxes (4)	$2,460	$387	$(751)	$2,096	$2,195	$308	$(575)	$1,928

Pre-Tax Adjustments:
Gross profit	$1	$10	$—	$11	$2	$11	$—	$13
Operating expenses	255	52	1	308	146	49	1	196

Amortization of acquisition-related intangibles	256	62	1	319	148	60	1	209

Gross profit	—	3	—	3	—	—	—	—
Operating expenses	119	15	21	155	47	7	(64)	(10)
Other income, net	—	—	14	14	—	—	—	—
Interest expense	—	—	46	46	—	—	11	11
Acquisition expenses and related adjustments	119	18	81	218	47	7	(53)	1

Operating expenses - Litigation reserve adjustments	68	—	—	68	72	—	—	72

Gross profit - LIFO-related adjustments	311	—	—	311	13	—	—	13

Total pre-tax adjustments	$754	$80	$82	$916	$280	$67	$(52)	$295

Adjusted Earnings (Non-GAAP):
Revenues	$134,426	$3,183	$—	$137,609	$119,046	$3,023	$—	$122,069

Gross profit	$7,079	$1,555	$—	$8,634	$5,450	$1,424	$—	$6,874
Operating expenses (2)	(3,893)	(1,089)	(429)	(5,411)	(2,803)	(1,053)	(409)	(4,265)
Other income, net	29	1	16	46	19	4	11	34
Impairment of an equity investment (3)	—	—	—	—	(191)	—	—	(191)

Income from continuing operations before interest expense and income taxes	3,215	467	(413)	3,269	2,475	375	(398)	2,452
Interest expense	(1)	—	(256)	(257)	—	—	(229)	(229)

Income from continuing operations before income taxes (4)	$3,214	$467	$(669)	$3,012	$2,475	$375	$(627)	$2,223

(1)	Fiscal year 2014 gross profit includes a $50 million charge associated with the reversal of a step-up to fair value of Celesio’s inventory at the date of acquisition.
(2)	Fiscal year 2013 operating expenses include an $81 million pre-tax gain on business combination related to the acquisition of the remaining 50% ownership interest in our corporate headquarters building.
(3)	Represents $191 million pre tax ($139 million after tax) impairment charge related to equity investment in Nadro, a pharmaceutical distributor in Mexico.
(4)	For the fourth quarter of fiscal 2014, the amount is prior to attributing net loss of Celesio to the shareholders of noncontrolling interests.

Refer to the definitions related to Adjusted Earnings (Non-GAAP) financial information.

Schedule 5

McKESSON CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions)

(unaudited)

	March 31, 2014	March 31, 2013
ASSETS
Current Assets
Cash and cash equivalents	$4,193	$2,456
Receivables, net	14,193	9,975
Inventories, net	13,308	10,335
Prepaid expenses and other	879	404

Total Current Assets	32,573	23,170
Property, Plant and Equipment, Net	2,222	1,321
Goodwill	9,927	6,405
Intangible Assets, Net	5,022	2,270
Other Assets	2,015	1,620

Total Assets	$51,759	$34,786

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Drafts and accounts payable	$21,429	$16,108
Short-term borrowings	346	—
Deferred revenue	1,236	1,359
Deferred tax liabilities	1,588	1,626
Current portion of long-term debt	1,424	352
Other accrued liabilities	3,478	1,912

Total Current Liabilities	29,501	21,357
Long-Term Debt	8,949	4,521
Other Noncurrent Liabilities	2,991	1,838

McKesson Corporation Stockholders’ Equity	8,522	7,070
Noncontrolling Interests	1,796	—

Total Equity	10,318	7,070

Total Liabilities and Equity	$51,759	$34,786

Schedule 6

McKESSON CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

(in millions)

	Year Ended March 31,
	2014	2013
OPERATING ACTIVITIES
Net income	$1,258	$1,338
Adjustments to reconcile to net cash provided by operating activities:
Depreciation and amortization	704	530
Other deferred taxes	16	608
Share-based compensation expense	160	167
Gain on business combination	—	(81)
Impairment of Equity Investment	—	191
LIFO charges	311	13
Other non-cash items	130	90
Changes in operating assets and liabilities, net of acquisitions:
Receivables	(885)	315
Inventories	(1,201)	(60)
Drafts and accounts payable	2,412	(127)
Deferred revenue	(36)	(1)
Taxes	218	(86)
Litigation charges	68	72
Litigation settlement payments	(105)	(483)
Other	86	(3)

Net cash provided by operating activities	3,136	2,483

INVESTING ACTIVITIES
Property acquisitions	(274)	(232)
Capitalized software expenditures	(141)	(153)
Acquisitions, less cash and cash equivalents acquired	(4,634)	(1,873)
Proceeds from sale of business and equity investment	97	—
Other	(94)	49

Net cash used in investing activities	(5,046)	(2,209)

FINANCING ACTIVITIES
Proceeds from short-term borrowings	6,145	2,225
Repayments of short-term borrowings	(6,122)	(2,625)
Proceeds from issuances of long-term debt	4,114	1,798
Repayments of long-term debt	(356)	(1,143)
Common stock transactions:
Issuances	177	166
Share repurchases, including shares surrendered for tax withholding	(130)	(1,214)
Dividends paid	(214)	(194)
Other	5	31

Net cash provided by (used in) financing activities	3,619	(956)

Effect of exchange rate changes on cash and cash equivalents	28	(11)

Net increase (decrease) in cash and cash equivalents	1,737	(693)
Cash and cash equivalents at beginning of period	2,456	3,149

Cash and cash equivalents at end of period	$4,193	$2,456

Definitions related to Adjusted Earnings (Non-GAAP) Financial Information

Adjusted Earnings represents income from continuing operations, excluding the effects of the following items from the Company’s GAAP financial results, including the related income tax effects:

Amortization of acquisition-related intangibles - Amortization expense of acquired intangible assets purchased in connection with acquisitions by the Company.

Acquisition expenses and related adjustments - Transaction and integration expenses that are directly related to acquisitions by the Company. Examples include transaction closing costs, professional service fees, restructuring or severance charges, retention payments, employee relocation expenses, facility or other exit-related expenses, recoveries of acquisition-related expenses or post-closing expenses, bridge loan fees, gains or losses related to foreign currency contracts, and gains or losses on business combinations.

Litigation reserve adjustments - Adjustments to the Company’s reserves, including accrued interest, for estimated probable losses for its Average Wholesale Price litigation matter, as such term is defined in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2014.

LIFO-related adjustments - Last-In-First-Out (“LIFO”) inventory-related adjustments.

Income taxes on Adjusted Earnings are calculated in accordance with Accounting Standards Codification (“ASC”) 740, “Income Taxes,” which is the same accounting principle used by the Company when presenting its GAAP financial results.

The Company believes the presentation of non-GAAP measures such as Adjusted Earnings provides useful supplemental information to investors with regard to its core operating performance, as well as assists with the comparison of its past financial performance to the Company’s future financial results. Moreover, the Company believes that the presentation of Adjusted Earnings assists investors’ ability to compare its financial results to those of other companies in the same industry. However, the Company’s Adjusted Earnings measure may be defined and calculated differently by other companies in the same industry.

The Company internally uses non-GAAP financial measures such as Adjusted Earnings in connection with its own financial planning and reporting processes. Specifically, Adjusted Earnings serves as one of the measures management utilizes when allocating resources, deploying capital and assessing business performance and employee incentive compensation. Nonetheless, non-GAAP financial results and related measures disclosed by the Company should not be considered a substitute for, nor superior to, financial results and measures as determined or calculated in accordance with GAAP.